Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 31, 2012, among RESOLUTE FOREST PRODUCTS INC. (f/k/a AbitibiBowater Inc.), a Delaware corporation (the “Issuer”), Fibrek U.S. Inc., a Delaware corporation (“Fibrek US”), Fibrek Recycling U.S. Inc., a Delaware corporation (“Fibrek Recycling”), GLPC Residual Management, LLC, a Delaware limited liability company (“GLPC”), and FD Powerco LLC, a West Virginia limited liability company (“FD” and, together with Fibrek US, Fibrek Recycling, and GLPC, the “Additional Guarantors”), the other Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, ABI Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”) dated as of October 4, 2010, providing for the issuance of the Original Issuer’s 10.25% Senior Secured Notes due 2018 (the “Notes”), of which $850,000,000 aggregate principal amount have heretofor been authenticated;

WHEREAS, the Original Indenture was amended and supplemented pursuant to a First Supplemental Indenture dated as of December 9, 2010 (the “Original First Supplemental Indenture”), and substantially concurrently with the execution and delivery thereof, the Escrow Issuer merged into the Issuer, with the Issuer continuing as the surviving corporation, and certain Subsidiaries of the Issuer executed and delivered Note Guarantees;

WHEREAS, pursuant to an Amended and Restated Indenture, dated as of May 12, 2011 (the “Amended and Restated Indenture”), the Issuer, the Guarantors party thereto, and the Trustee amended and restated the Original Indenture, as modified by the Original First Supplemental Indenture, in its entirety;

WHEREAS, the Amended and Restated Indenture has been further amended and supplemented pursuant to a First Supplemental Indenture, dated as of June 30, 2011, and a Second Supplemental Indenture, dated as of March 9, 2012 (as amended and supplemented, and as may be further amended or modified from time to time, the “Indenture”);

WHEREAS, each Additional Guarantor intends to guaranty the Notes and all obligations of the Issuer and the Guarantors under the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Additional Guarantors, and the other Guarantors party hereto are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder to amend, supplement, and modify Indenture as set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantors, the other Guarantors party hereto, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.        Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.        Agreement of Additional Guarantors to provide Guarantees.  Each Additional Guarantor hereby agrees that, upon the effectiveness of this Supplemental Indenture, such Additional Guarantor shall become a Guarantor under the Indenture. In furtherance of the foregoing, each of the Additional Guarantors shall deliver to the Trustee a duly executed notation of its Note Guarantee in the form of Exhibit E to the Indenture with respect to each previously authenticated Note and the Trustee shall attach such notations to each such previously authenticated Note (although the failure to execute or attach such notations shall not affect the validity or enforceability of any Additional Guarantor’s Note Guarantee). Each Additional Guarantor’s Note Guarantee shall become effective upon the effectiveness of this Supplemental Indenture

3.        Effectiveness of Supplemental Indenture; Ratification of Indenture and Registration Rights Agreement; Supplemental Indentures Part of Indenture and Registration Rights Agreement.  This Supplemental Indenture shall become effective upon execution hereof by the Issuer, the Additional Guarantors, the other Guarantors party hereto, and the Trustee. Except as expressly amended hereby, the Indenture, the Notes and the Registration Rights Agreement are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, the Registration Rights Agreement and the Notes for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.        Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.        Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.        Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.        Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

RESOLUTE FOREST PRODUCTS INC., as the Issuer

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

FIBREK U.S. INC., as an Additional Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

FIBREK RECYCLING U.S. INC., as an Additional Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

GLPC RESIDUAL MANAGEMENT, LLC, as an Additional Guarantor

By: Fibrek Recycling U.S. Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

FD POWERCO LLC, as an Additional Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Manager

[Signature Page to Third Supplemental Indenture]

RESOLUTE FP AUGUSTA LLC (f/k/a Augusta Newsprint Company LLC), as a Guarantor

By: Abitibi Consolidated Sales LLC, its Manager

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT HOLDING LLC, as a Guarantor

By: Abitibi Consolidated Sales LLC, its Member

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

RESOLUTE FP US INC. (f/k/a AbiBow US Inc.), as a Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

BOWATER NEWSPRINT SOUTH LLC, as a Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Manager

[Signature Page to Third Supplemental Indenture]

BOWATER NUWAY MID-STATES INC., as a Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

LAKE SUPERIOR FOREST PRODUCTS INC., as a Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

DONOHUE CORP., as a Guarantor

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

ABIBOW RECYCLING LLC, as a Guarantor

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

ABITIBI CONSOLIDATED SALES LLC, as a Guarantor

By: Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Third Supplemental Indenture]